EXHIBIT 10.2

OFFICEMAX INCORPORATED

Executive Savings Deferral Plan

Effective January 1, 2005

FOREWORD

Effective January 1, 2005, OfficeMax Incorporated has adopted the Executive Savings Deferral Plan for the benefit of certain of its executives and key employees.

This Plan is intended to provide executives and key employees of OfficeMax and its subsidiaries the opportunity to defer a portion of their cash compensation and to accumulate deferred compensation that cannot be accumulated under the OfficeMax Savings Plan because of certain legal, administrative, and plan document restrictions that are imposed upon the permissible amounts of contributions that may be made to the OfficeMax Savings Plan.

This Plan is an unfunded deferred compensation plan for “a select group of management or highly compensated employees,” within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE I

DEFINITIONS

Except to the extent otherwise inappropriate in the context, the following terms shall have the following meanings when used in this document.

1.1           ACCOUNT means the balance credited to a Participant’s or beneficiary’s Plan bookkeeping account, including contribution credits and deemed income, gains and losses credited thereto.  A Participant’s or beneficiary’s Account shall consist of a Supplemental Salary Deferral Contributions Subaccount(s) and a Supplemental Company Matching Contributions Subaccount(s).

1.2           ACJA means the American Jobs Creation Act of 2004 (Section 409A of the Code), as amended from time to time, and regulations issued thereunder.

1.3           BASIC COMPENSATION means, for a given Plan Year, Compensation not in excess of the applicable limit prescribed by Section 401(a)(17) of the Code for that Plan Year.

1.4           BASIC PLAN means the OfficeMax Savings Plan, as in effect from time to time.

1.5           BOARD means the Board of Directors of OfficeMax Incorporated.

1.6           BONUS means the payout amount (if any) earned by a Participant under an incentive plan of the Company, but only to the extent the award is an annual incentive award payable in cash.

1.7           A CHANGE IN CONTROL shall be deemed to have occurred if:

(a)           Any Person is or becomes the Beneficial Owner, directly or indirectly of OfficeMax securities representing 25% or more of either the then outstanding shares of OfficeMax common stock or the combined voting power of

OfficeMax’s then outstanding securities; provided, however, if such person acquires securities directly from OfficeMax, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from OfficeMax, exceed 25% of OfficeMax’s then outstanding shares of common stock or the combined voting power of OfficeMax’s then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 1.7(c)(i) shall not be deemed to be a Change in Control; or

(b)           The following individuals cease for any reason to constitute at least a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of OfficeMax) whose appointment or election by the Board or nomination for election by OfficeMax’s stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the “Continuing Directors”); or

(c)           The consummation of a merger or consolidation of OfficeMax (or any direct or indirect subsidiary of OfficeMax) with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of OfficeMax outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of OfficeMax or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of OfficeMax (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of OfficeMax securities representing 25% or more of either the then outstanding shares of OfficeMax common stock or the combined voting power of OfficeMax’s then outstanding securities; provided that securities acquired directly from OfficeMax shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from OfficeMax, exceed 25% of the then outstanding shares of OfficeMax common stock or the combined voting power of OfficeMax’s then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 1.7(c)(i) shall not be deemed to be a Change in Control of the Company; or

(d)           The OfficeMax stockholders approve a plan of complete liquidation or dissolution of OfficeMax or the consummation of an agreement for the sale or disposition by

OfficeMax of all or substantially all of OfficeMax’s assets, other than a sale or disposition by OfficeMax of all or substantially all of OfficeMax’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of OfficeMax immediately prior to such sale.

A transaction described in Section 1.7(c) which is not a Change in Control solely due to the operation of Subsection 1.7(c)(i)(a) will nevertheless constitute a Change in Control if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least two years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

For purposes of this Section, “Beneficial Owner” shall have the meaning set forth in Rule 13d 3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For purposes of this Section, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that “Person” shall not include (i) OfficeMax or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of OfficeMax or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of OfficeMax in substantially the same proportions as their ownership of stock of OfficeMax, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of OfficeMax on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of OfficeMax securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D.

1.8           CODE means the Internal Revenue Code of 1986, as amended.

1.9           COMMITTEE means the Executive Compensation Committee of the Board, or any successor to the Committee.

1.10         COMPANY means OfficeMax and any of its subsidiaries which may be a participating employer under the Basic Plan, together with their successors and assigns, or any other entity which, with the foregoing’s consent, assumes the Company’s obligations under this Plan.

1.11         COMPANY MATCHING CONTRIBUTIONS means the contributions made or deemed made by the Company pursuant to Article IV.

1.12         COMPANY MATCHING CONTRIBUTIONS SUBACCOUNT means the account(s) on the books of the Company to which a Participant’s Supplemental Company Matching Contributions under Article IV, plus earnings and losses thereon, are credited.

1.13         COMPENSATION means, for a given Plan Year, a Participant’s Salary and Bonus.  Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements, cost-of-living allowances, education allowances, premiums on excess group life insurance, or any Company contribution to any defined benefit or defined contribution plan sponsored by the Company; the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose.  Compensation shall not include any taxable income realized by, or payments made to, a Participant as a result of the grant or exercise of an option to acquire OfficeMax stock, or compensation resulting from the acquisition, exercise, or vesting of any stock appreciation right, stock bonus, restricted stock, restricted stock units, phantom stock, performance stock, or similar stock-based award under any incentive plan sponsored by the Company, except to the extent the award is payable in cash or the Committee determines that the award shall be included in Compensation for purposes of this Plan.

1.14         EFFECTIVE DATE means January 1, 2005.

1.15         ELIGIBLE EMPLOYEE means a person employed by OfficeMax or a subsidiary who is: (A) eligible to participate in the Basic Plan, and (B) a “Restricted Highly Compensated Employee” as defined in the Basic Plan.

1.16         ENROLLMENT AND ELECTION FORM means the form on which a Participant elects to defer compensation and makes other required designations.

1.17         ENTRY DATE with respect to an Eligible Employee means the first date that the Eligible Employee is entitled to commence participation in the Basic Plan.

1.18         KEY EMPLOYEE means a “key employee” as defined under AJCA.

1.19         LEGACY DEFERRED COMPENSATION PLAN means the 2005 Deferred Compensation Plan, which is a separate plan offered only to certain employees who were employees of Boise Cascade Office Products Corporation and who had a current deferred compensation election effective under the 2001 Key Executive Deferred Compensation Plan on December 31, 2004.

1.20         OFFICEMAX means OfficeMax Incorporated.

1.21         PARTICIPANT means any Eligible Employee who is eligible and elects to participate in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former Eligible Employee who is or may become (or whose beneficiary may become) eligible to receive a benefit under the Plan.

1.22         PLAN means the Executive Savings Deferral Plan as set forth herein and as amended from time to time.

1.23         PLAN YEAR means the calendar year beginning January 1, 2005, and each calendar year thereafter during which the Plan is in effect.

1.24         SALARY means a Participant’s salary, commission, and other payments for personal services rendered by a Participant to the Company during a calendar year, determined prior to giving effect to any deferral election under this Plan.

1.25         SALARY DEFERRAL CONTRIBUTIONS means the contributions of Salary and Bonus made or deemed made by a Participant pursuant to Article III.

1.26         SALARY DEFERRAL CONTRIBUTIONS SUBACCOUNT means the account(s) on OfficeMax’s books to which a Participant’s Supplemental Salary Deferral Contributions under Article III, plus earnings and losses thereon, are credited.

1.27         TRUST means the irrevocable trust established by OfficeMax with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of OfficeMax’s creditors in the event of bankruptcy or insolvency.

1.28         TRUSTEE means the trustee named in the agreement establishing the Trust, if any, and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

1.29         VALUATION DATE means March 31, June 30, September 30, and December 31 of each Plan Year and any other date(s) designated as Valuation Dates by the Committee, in its sole discretion.  Valuations shall occur at least quarterly within a given Plan Year and may occur more frequently at the sole discretion of the Committee.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1           REQUIREMENTS.

(a)           Every person who is an Eligible Employee on the Effective Date shall be eligible to become a Participant in this Plan on the Effective Date.  Each person who becomes an Eligible Employee after the Effective Date shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee.  No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

(b)           In order to participate as of the Effective Date or the Entry Date, as applicable, an Eligible Employee must execute and return to the Committee, within the time period specified by the Committee, an Enrollment and Election Form on which the Eligible Employee shall:

(i)            Elect to become a Participant;

(ii)           Elect a rate of Salary Deferral Contributions for the initial Plan Year as provided in Section 3.1;

(iii)          Designate a beneficiary as provided in Section 9.1;

(iv)          Specify a distribution commencement date for Plan benefits and a form of distribution of Plan benefits (from among the options indicated on the form);

(v)           Specify a deemed investment fund or funds (in accordance with Section 6.2); and

(vi)          Agree to the terms of the Plan.

(c)                                  For each subsequent Plan Year, within such time period as OfficeMax shall specify before the beginning of the Plan Year, an Eligible Employee who desires to continue to participate must execute and return to the Committee an Enrollment and Election Form on which he/she shall elect a rate of Salary Deferral Contribution as provided in Section 3.1 with respect to that Plan Year and a distribution commencement date for Plan benefits and a form of distribution of Plan benefits (from among the options indicated on the form), with respect to benefits attributable to deferrals for that Plan Year.

(d)           As provided in Sections 2.1(b)(iv) and 2.1(c), an Eligible Employee may elect a different distribution commencement date for Plan benefits and/or a different form of distribution of Plan benefits with respect to deferrals for each separate Plan Year.  However, the election made for each Plan Year is irrevocable after that Plan Year has begun, and may not be subsequently modified, except as otherwise provided in Article VIII.

2.2           CHANGE OF EMPLOYMENT CATEGORY.  During any period in which a Participant remains in the employ of the Company, but ceases to be an Eligible Employee, he/she shall cease to be eligible to make Salary Deferral Contributions or have Company Matching Contributions made on his/her behalf as of the date he/she is no longer an

Eligible Employee.  However, his/her Account shall continue to be revalued in accordance with Article VI.

ARTICLE III

SALARY DEFERRAL CONTRIBUTIONS

3.1           IRREVOCABLE ELECTION.  A Participant may elect by filing with the Company a salary reduction agreement in the form of an Enrollment and Election Form (pursuant to Section 2.1) to reduce the amount of Compensation that he/she would otherwise receive as taxable pay for the Plan Year with respect to which the form relates and to have the Company credit an equivalent amount to his/her Salary Deferral Contributions Subaccount.  A Salary Deferral Contribution election shall apply only with respect to Compensation for the particular Plan Year specified on the election form.  Once the Plan Year has begun, the Salary Deferral Contribution election with respect to that Plan Year shall become irrevocable.

3.2           CHOICE OF CONTRIBUTION RATES.

(a)           For each Plan Year, a Participant may elect to make Salary Deferral Contributions of his or her Salary paid during that Plan Year and his or her Bonus earned during that Plan Year.  Bonus elections shall apply to the Bonus earned (if any) during the Plan Year following the Participant’s election, payable in the second year following the Participant’s election.

(b)           Elections shall be made in whole percentages.  The maximum deferral election for Salary is 50% less (i) the maximum contribution percent applicable to Restricted Highly Compensated Employees under the Basic Plan (as determined by the plan administrator for the Basic Plan), and (ii) the deferral percentage the Participant has elected under the Legacy Deferred Compensation Plan, if applicable.  The maximum deferral election for Bonus is 90% less (i) the maximum contribution percent applicable to Restricted Highly Compensated Employees under the Basic Plan (as determined by the plan administrator for the Basic Plan), and (ii) the deferral percentage the Participant has elected under the Legacy Deferred Compensation Plan, if applicable.

(c)           Salary Deferral Contributions shall be deducted from the Participant’s pay and an equivalent amount shall be credited to the Participant’s Salary Deferral Contributions Subaccount.

ARTICLE IV

COMPANY MATCHING CONTRIBUTIONS

4.1           AMOUNT.  In addition to the Salary Deferral Contributions made pursuant to Article III above, the Company shall credit to each Participant’s Company Matching Contributions

Subaccount an amount equal to 50% of the Salary Deferral Contributions that the Participant has elected in accordance with Section 3.2, disregarding for this purpose any Salary Deferral Contributions in excess of Match-Eligible Contributions.

4.2           MATCH-ELIGIBLE CONTRIBUTIONS.  For purposes of calculating Company Matching Contributions under Section 4.1, “Match-Eligible Contributions” means six percent (6%) of Basic Compensation less (a) the maximum contribution percent applicable to Restricted Highly Compensated Employees under the Basic Plan (as determined by the plan administrator for the Basic Plan), and (b) the deferral percentage the Participant has elected under the Legacy Deferred Compensation Plan, if applicable.  If the maximum contribution percent applicable to Restricted Highly Compensated Employees under the Basic Plan plus the deferral percentage the Participant has elected under the Legacy Deferred Compensation Plan (if applicable) is 6% or greater, no Company Matching Contributions will be made under this Plan.

ARTICLE V

VESTING

5.1           VESTING.  An Eligible Employee shall always be one hundred percent (100%) vested in all amounts credited to his/her Salary Deferral Contributions Subaccount.  He/she shall vest in amounts credited to his/her Company Matching Contributions Subaccount in accordance with the following schedules, based on his/her “Years of Service” as defined in the Basic Plan.

Years of Service	Vested Percentage

Less than 3 years of service	0%
3 or more years of service	100%

A Participant’s Company Matching Contributions Subaccount also will become 100% vested if, while still employed by the Company, he/she attains age 65 or dies.

ARTICLE VI

ACCOUNTS

6.1           ACCOUNTS.  The Company will maintain on its books a Salary Deferral Contributions Subaccount(s) and a Company Matching Contributions Subaccount(s) for each Participant to which shall be credited, as appropriate, Salary Deferral Contributions under Article III, Company Matching Contributions under Article IV, and deemed investment earnings and/or losses as provided in Section 6.2.  Appropriate records will be maintained for each Participant, as necessary, to account separately for Plan benefits that are attributable to deferrals for different Plan Years to the extent deferrals are subject to different payment option elections under Section 8.2(a).  All Accounts shall be bookkeeping accounts only, and all such amounts referred to therein shall, prior to being distributed, in all events remain subject to the claims of the general creditors of the Company who is or was the employer of the respective Participant.

6.2           ADJUSTMENTS.

(a)                                  In accordance with rules established by the Committee, a Participant may elect to “invest” amounts credited to his Account in and among hypothetical investment funds which shall mirror the investment funds offered under the Basic Plan from time to time.  Any election may be changed in accordance with rules established by the Committee.  If a Participant fails to make such an election, his/her Account will be deemed to be invested in a default investment fund chosen by the Committee.

(b)                                 As of each Valuation Date, each Account will be adjusted, with either an increase or a decrease, to reflect the deemed investment experience of the Account since the preceding Valuation Date.  For this purpose, the Account will be adjusted to reflect the investment return under the Eligible Employee’s deemed investment elections.

6.3           ACCOUNTING FOR DISTRIBUTIONS.  As of the date of any distribution, the distribution to a Participant or his/her beneficiary shall be charged to such Participant’s Account.

ARTICLE VII

ENTITLEMENT TO BENEFITS

7.1           VALUATION OF ACCOUNT.  If a Participant terminates employment with the Company for any reason, the Participant’s Account shall be valued as of the Valuation Date coincident with or next following the date of termination (or the distribution commencement date as elected in the Participant’s Enrollment and Election Form, if later) and the vested portion of the Account shall be payable according to the provisions of Article VIII.

7.2           SOURCE OF PAYMENTS.  Benefits under this Plan shall be payable from general assets of the Company who is or was the employer of the respective Participant; provided, however, that if OfficeMax has established a Trust to fund benefit payments hereunder, such payments by the Trust shall be made only to the extent there are assets in the Trust and any payment due under the Plan that is not paid by the Trust will be paid by the Company who is or was the employer of the respective Participant from its general assets.

ARTICLE VIII

PAYMENT OF BENEFITS

8.1           CASH PAYMENTS.  All payments under this Plan shall be made in cash.

8.2           PAYMENT OPTIONS.

(a)                                  As provided in Section 2.1(d), an Eligible Employee may elect a different payment option for Plan benefits attributable to deferrals for each Plan Year.  Each payment option must be selected by the Eligible Employee prior to the deferral, pursuant to Sections 2.1(b)(iv) and 2.1(c).  Each payment option shall provide for payment to the Participant of the vested value of the Participant’s Account attributable to such deferral as set forth below:

(i)            Time of Distribution.  As soon as administratively feasible pursuant to Article XI after the Participant’s employment terminates with the Company and all affiliates other than by reason of death, or at a later or earlier fixed date, which shall be a calendar quarter end-date, as specified by the Participant in his/her Enrollment and Election Form at the time of the deferral election under the Plan.

(ii)           Form of Distribution.  In a single lump sum, or in approximately equal installments over a period not exceeding fifteen (15) years, as elected by the Participant in his/her Enrollment and Election Form at the time of the deferral election under the Plan.

(b)                                 Notwithstanding the foregoing, if a Participant fails to designate properly the manner of payment of the Participant’s benefit under the Plan, payment will be made in a lump sum as soon as practicable after the date of the Participant’s termination of employment.

8.3           PAYMENT UPON DEATH. If a Participant dies (whether before or after payments to the Participant have begun), the value of the Participant’s Account shall be paid to the Participant’s beneficiary in a lump sum as soon as practicable thereafter.

8.4           SMALL BALANCES.  Notwithstanding any provision of this Plan to the contrary, if at the time of a Participant’s termination of employment with the Company and all affiliates, the value of his/her vested Account is less than $10,000, an amount equal to the value of the vested Account shall be distributed in a lump sum as soon as practicable after the date of the Participant’s termination, regardless of any elections made by the Participant to the contrary.

8.5           DISTRIBUTIONS TO KEY EMPLOYEES.  Notwithstanding anything in this Plan to the contrary, distributions to Key Employees shall comply with AJCA.

ARTICLE IX

BENEFICIARIES; PARTICIPANT DATA

9.1           DESIGNATION OF BENEFICIARIES.

(a)                                  Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon or after the Participant’s death, and the Participant may change this designation from time to time by filing a new designation.  If the Participant is legally married at the time of death, any designation of a Beneficiary other than the Participant’s legal spouse shall be void, and the Participant’s legal spouse will be the sole beneficiary, unless the legal spouse has consented to the designation of another person as beneficiary in a signed and notarized statement.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed in writing with the Company during the Participant’s lifetime.

(b)                                 In the absence of a valid beneficiary designation, or if, at the time any benefit payment is due to a beneficiary, there is no living beneficiary, the Company shall cause the benefit payment to be paid to the Participant’s spouse, or, if no spouse is then living, to the Participant’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Participant’s personal representative, executor, or administrator.  If a question arises as to the existence or identity of anyone entitled to receive a benefit payment, or if a dispute arises with respect to any benefit payment, then, notwithstanding the foregoing, the Company, in its sole discretion, may cause the payment to be distributed to the Participant’s estate without liability for any tax or other consequences that might flow therefrom or may take such other action as the Company deems appropriate.

9.2           INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES.  Any communication, statement, or notice addressed to a Participant or to a beneficiary at his or her last mailing address as shown on the Company’s records shall be binding on the Participant or beneficiary for all purposes of the Plan.  The Company shall not be obliged to search for any Participant or beneficiary beyond sending a registered letter to the last known address.  If the Company notifies any Participant or beneficiary that he/she is entitled to an amount under the Plan and the Participant or beneficiary fails to claim such amount or make his/her location known to the Company within three (3) years thereafter, then, except as otherwise required by law, the Company shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the beneficiary to whom it was payable.  If a benefit payable to an unlocated Participant or beneficiary is subject to escheat pursuant to applicable state law, the Company shall not be liable to any person for any payment made in accordance with such law.

ARTICLE X

THE TRUST

10.1         FUNDING OF TRUST.  Upon the occurrence of a Change in Control or at any time thereafter, the Company, in its sole discretion, may transfer to the Trust cash, marketable securities, or other property acceptable to the trustee to pay the Company’s obligations under this Plan in whole or in part (the “Funding Amount”).  Any cash, marketable securities, or other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the Trust.  In addition, from time to time the Company may make additional transfers of cash, marketable securities, or other property acceptable to the trustee as desired by the Company in its sole discretion to maintain or increase the Funding Amount with respect to this Plan.  The assets of the Trust, if any, shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits.  The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

10.2         BENEFIT PAYMENTS IN ABSENCE OF TRUST.  To the extent the Company does not fund the Trust or to the extent the Funded Amount is insufficient to pay benefits under this Plan, benefit payments shall be made from the general assets of the Company who was or is the employer of the respective Participant.  The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

ARTICLE XI

ADMINISTRATION

11.1         GENERAL ADMINISTRATION.  The Company, acting through its senior human resources officer or his or her delegates, shall have final discretion, responsibility, and authority to administer and interpret the Plan.  This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan.  The Company may also adopt any rules it deems necessary to administer the Plan.  The Company’s responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company’s management.  Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Company with respect to those responsibilities, unless limited in writing by the Company.  Any Participant may appeal any action or decision of these employees to the Company’s senior human resources officer.  Claims for benefits under the Plan and appeals of claim denials shall be in accordance with Section 11.3.  Any interpretation by the Company’s senior human resources officer shall be given deference and shall be final and binding on the Participants.

11.2         AMENDMENT AND TERMINATION.  The Committee may, at its sole discretion, amend or terminate the Plan at any time, provided that any amendment or termination shall not reduce the amount of a Participant’s Account as of the date of the amendment or termination or adversely affect a Participant’s entitlement to his/her Account as of that date.

11.3         CLAIMS PROCEDURE.

(a)                                 Notice of Claim.  Any Participant or beneficiary, or the duly authorized representative of a Participant or beneficiary, may file a claim for a Plan benefit. Claims for benefits under the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company’s benefits manager (the “Manager”), who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company.  The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim.  Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed.  This 90-day period may be extended an additional 90 days for special circumstances by the Manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period.

(b)                                 Action on Claim.  If the claim is denied, the Manager (or his or her designee) shall provide a written notice of denial, setting forth, in a manner calculated to be understood by the claimant:

(i)             The specific reason or reasons for the denial;

(ii)            The pertinent Plan provisions on which the denial is based;

(iii)           A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)          An explanation of the Plan’s claim review procedure; and

(v)           A statement of the claimant’s right to bring an action under section 502(a) of ERISA following an adverse determination on review.

(c)                                  Review of Denial.  Within sixty (60) days after receipt of the written notification of denial provided for in Section 11.3(b), the claimant or the claimant’s duly authorized representative, upon written request to the Manager, may review pertinent documents, may request review of the claim, and may submit to the Manager, in writing, issues and comments concerning the claim.

(d)                                 Decision on Review.  Upon receipt of a request for review as provided in Section 11.3(c), the Manager shall promptly inform the Company’s senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review.  The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant’s request for review.  This 60-day period may be extended an additional 60 days if, in the senior human resources officer’s sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period.  The senior human resources officer’s decision shall be written in a manner calculated to be understood by the claimant and shall include the following:

(i)             The specific reason or reasons for the denial;

(ii)            The pertinent Plan provisions on which the denial is based;

(iii)           A statement that the Participant/beneficiary is entitled to receive at no charge upon written request reasonable access to and copies of all documents, records, and other information relevant to his/her claim; and

(iv)          A statement that the claimant has the right to bring an action under section 502(a) of ERISA.

(e)                                  No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claim and claim review procedures described in this Section 11.3.  Any such lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision is provided to the claimant under Section 11.3(d), whichever is later.  Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Itasca, Illinois.  Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action.  To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

11.4         FORM OF COMMUNICATION.  Any election, application, notice, claim, or other communication required or permitted to be made by a Participant or beneficiary shall be made in writing and in such form as the Company may prescribe.  Such communication shall be effective upon receipt by the Company’s benefits manager at 150 Pierce Road, Itasca, IL  60143.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1         LIMITATION OF RIGHTS.  Nothing contained in this Plan shall be construed to:

(a)                                  Limit in any way the right of the Company to terminate an Eligible Employee’s employment at any time; or

(b)                                 Be evidence of any agreement or understanding, express or implied, that the Company will employ an Eligible Employee in any particular position or at any particular rate of remuneration.

12.2         NONALIENATION OF BENEFITS.  No amounts payable hereunder may be assigned, pledged, mortgaged, or hypothecated, and, to the extent permitted by law, no such amounts shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same; provided that a Participant’s rights and interests may be assigned or transferred upon the Participant’s death, as described in Sections 8.3 and 9.1.

12.3         UNFUNDED PLAN.  The Plan is “unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees,” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA).  It is the intention of the Company that the Plan be unfunded for tax and ERISA purposes and that it be construed and interpreted accordingly.  Except as provided in Article X, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company.  The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan.  Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company.  The Company’s obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

12.4         GENDER AND NUMBER.  Wherever used in this Plan, the masculine shall be deemed to include the feminine, and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

12.5         GOVERNING LAW.  This Plan shall be construed in accordance with, and shall be governed by, the laws of the State of Delaware to the extent such laws are not preempted by federal law.

12.6         CHANGES IN DEEMED INVESTMENTS/CONVERSIONS.  Notwithstanding any provision of the Plan to the contrary:

(a)                                  In the event of any conversion, change in recordkeepers, change in investment funds under the Basic Plan and/or a Plan merger or spin-off, the Company, in its sole and absolute discretion (subject to the requirements of applicable law), may temporarily suspend, in whole or in part, certain Plan transactions, including without limitation, the right to change contributions, the right to change deemed investment elections and/or the right to receive a distribution.

(b)                                 In the event of a change in investment funds under the Basic Plan and/or a Plan merger or spin-off, the Company, in its sole and absolute discretion, may decide to map deemed investments under this Plan in a manner similar to the mapping of under the investments in the Basic Plan.  If deemed investments are mapped in this manner, the Participant shall be permitted to reallocate his/her Account balance among the deemed investment funds (in accordance with the provisions of Section 6.2) after any suspension period as described in subsection (a) is lifted.